          As filed with the Securities and Exchange Commission on August 8, 2000
                                                      Registration No. 333-43610
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

                                ---------------

                                  HARMONIC INC.

             (Exact name of Registrant as specified in its charter)

                                ---------------

            Delaware                                 549 Baltic Way                                77-0201147
(State or other jurisdiction of               Sunnyvale, California 94089                       (I.R.S. Employer
 incorporation or organization)                      (408) 542-2500                          Identification Number)

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

           C-CUBE Microsystems Inc. 1998 Employee Stock Purchase Plan
                    C-CUBE Microsystems Inc. 1993 Stock Plan
                    C-CUBE Microsystems Inc. 1994 Stock Plan
                 C-CUBE Microsystems Inc. SSOP Stock Option Plan Harmonic Inc. 1995 Employee Stock Purchase Plan
                Harmonic Inc. 1999 Nonstatutory Stock Option Plan

                                ---------------

                                 Anthony J. Ley

    Chairman of the Board of Directors, President and Chief Executive Officer
                                  HARMONIC INC.

                                 549 Baltic Way
                           Sunnyvale, California 94089

                                 (408) 542-2500

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ---------------

                                   Copies to:
                             Jeffrey D. Saper, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                                Palo Alto, CA 94304
                                 (650) 493-9300

                                ---------------

                         CALCULATION OF REGISTRATION FEE

================================================================ ================ ================= ================ ===============
                                                                                                       PROPOSED
                      TITLE OF EACH CLASS                            AMOUNT       PROPOSED MAXIMUM      MAXIMUM         AMOUNT OF
                       OF SECURITIES TO                               TO BE        OFFERING PRICE      AGGREGATE      REGISTRATION
                         BE REGISTERED                             REGISTERED(1)     PER SHARE      OFFERING PRICE       FEE (8)
---------------------------------------------------------------- ---------------- ----------------- ---------------- ---------------
Common  Stock (par value  $0.001  per  share)  reserved  for
   issuance   under  the  C-CUBE   Microsystems   Inc.  1998
   Employee Stock Purchase Plan...............................         60,000       $    20.03(2)     $   1,201,800    $    317.28
---------------------------------------------------------------- ---------------- ----------------- ---------------- ---------------
Common  Stock (par value  $0.001  per  share)  reserved  for issuance  under the C-CUBE  Microsystems  Inc. 1993 Stock
   Plan.......................................................          1,200       $    21.58(3)     $      25,896    $      6.84
---------------------------------------------------------------- ---------------- ----------------- ---------------- ---------------
Common  Stock (par value  $0.001  per  share)  reserved  for issuance  under the C-CUBE  Microsystems  Inc. 1994 Stock
   Plan.......................................................      2,330,000       $    39.80(4)     $  92,734,000    $ 24,481.78
---------------------------------------------------------------- ---------------- ----------------- ---------------- ---------------
Common  Stock (par value  $0.001  per  share)  reserved  for issuance  under the C-CUBE  Microsystems  Inc. SSOP Stock
   Option Plan................................................        410,000       $    24.20(5)     $   9,922,000    $  2,619.41
---------------------------------------------------------------- ---------------- ----------------- ---------------- ---------------
Common  Stock (par value  $0.001  per  share)  reserved  for issuance  under the Harmonic  Inc.  1995  Employee  Stock
   Purchase Plan..............................................      1,600,000       $    19.44(6)     $  31,104,000    $  8,211.46
---------------------------------------------------------------- ---------------- ----------------- ---------------- ---------------
Common  Stock (par value  $0.001  per  share)  reserved  for
   issuance under the Harmonic Inc. 1999 Nonstatutory  Stock           25,760            31.56(7)           812,986         214.63
   Option Plan................................................      1,974,240       $    22.88(7)     $  45,170,611    $ 11,925.04
---------------------------------------------------------------- ---------------- ----------------- ---------------- ---------------
   Totals....................................................      6,401,200                          $ 180,971,293    $ 47,776.44
================================================================ ================ ================= ================ ===============

     (1) Represents the number of shares of the Registrant's Common Stock which may be issued to the Registrant's employees in the form of stock options pursuant to the C-CUBE Microsystems Inc., 1993 Stock Plan (the "1993 Plan"), C-CUBE Microsystems Inc., 1994 Stock Plan (the "1994 Plan") and C-CUBE Microsystems Inc., SSOP Stock Option Plan (the "SSOP Plan"), the C-CUBE Microsystems Inc. 1998 Employee Stock Purchase Plan (the "ESPP"), the Harmonic Inc. 1995 Employee Stock Purchase Plan (the "Harmonic ESPP") and the Harmonic Inc. 1999 Nonstatutory Stock Option Plan (the "99NQ Plan"). Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the aforementioned plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

     (2) The Proposed Maximum Offering Price Per Share is calculated pursuant to Rule 457(h) under the Act, and as such, is based upon the exercise prices of each outstanding option under the ESPP. The weighted average exercise price of the shares subject to outstanding options under the ESPP is $20.03 per share.

     (3) The Proposed Maximum Offering Price Per Share is calculated pursuant to Rule 457(h) under the Act, and as such, is based upon the exercise prices of each outstanding option under the 1993 Plan. The weighted average exercise price of the shares subject to outstanding options under the 1993 Plan is $21.58 per share.

     (4) The Proposed Maximum Offering Price Per Share is calculated pursuant to Rule 457(h) under the Act, and as such, is based upon the exercise prices of each outstanding option under the 1994 Plan. The weighted average exercise price of the shares subject to outstanding options under the 1994 Plan is $39.80 per share.

     (5) The Proposed Maximum Offering Price Per Share is calculated pursuant to Rule 457(h) under the Act, and as such, is based upon the exercise prices of each outstanding option under the SSOP Plan. The weighted average exercise price of the shares subject to outstanding options under the SSOP Plan is $24.20 per share.

     (6) The Proposed Maximum Offering Price Per Share is calculated pursuant to Rule 457(c), and, as such, is determined to be 85% of the average between the high and low of the Registrant's Common Stock as reported on the Nasdaq Stock Market as of August 1, 2000, or $19.44.

     (7) The Proposed Maximum Offering Price Per Share is calculated, in part, pursuant to Rule 457(h) under the act, and as such, is based upon the exercise prices of each outstanding option under the 99NQ Plan. The weighted average exercise price of the shares subject to outstanding options under the 99NQ Plan is $31.56 per share. With respect to those shares available for future grant under the 99NQ Plan, the offering price per share is calculated pursuant to Rule 457(c), and as such, is determined to be the average between the high and low of the Registrant's Common Stock as reported on The Nasdaq Stock Market as of August 1, 2000, or $22.88.

     (8) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which states that the fee shall be "$264 per $1 million" of the maximum aggregate price at which such securities are proposed to be offered. The Registration Fee is therefore calculated by multiplying the aggregate offering or sales amount by 0.000264.

================================================================================

                                 HARMONIC INC.
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM S-8

                                EXPLANATORY NOTE

     The contents of the Registration Statement No. 333-43610 on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on August 7, 2000 are hereby incorporated herein by reference to the extent not replaced hereby.

     The purpose of this amendment is to correct certain typographical errors contained in Registration Statement No. 333-43610 on Form S-8 as filed with the Commission on August 7, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Registrant's Annual Report on Forms 10-K and 10-K/A filed on March 30, 2000 and May 15, 2000, respectively, for the year ended December 31, 1999 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, as amended (the "Exchange Act").

     (b) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2000 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (c) The Registrant's Amended Current Report on Forms 8-K and 8-K/A filed on May 4, 2000 and July 17, 2000, respectively.

     (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated April 6, 1995, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporations Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI of the Company's Bylaws provides for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     Exhibit
     Number

      5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered.

     23.1      Consent of Independent Accountants.

     23.2      Consent of Counsel (included in Exhibit 5. 1).

     24.1 Power of Attorney (which is incorporated herein by reference to Exhibit 24.1 to the Registrant's Registration Statement No. 333-43160 filed with the Commission on August 7, 2000.)

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Bylaws, indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Harmonic Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 8, 2000.

                                     HARMONIC INC.

                                     By:  /s/ Anthony J. Ley
                                         ---------------------------------------
                                          Anthony J. Ley, Chairman of the Board,
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURE                                         TITLE                                DATE
         ---------                                         -----                                ----
                                        Chairman of the Board, President and Chief
       Anthony J. Ley                   Executive Officer (Principal Executive             August 7, 2000
--------------------------------        Officer
       Anthony J. Ley

      Robin N. Dickson*                 Chief Financial Officer (Principal                 August 7, 2000
--------------------------------        Financial and Accounting Officer)
      Robin N. Dickson

      E. Floyd Kvamme*                  Director                                           August 7, 2000
--------------------------------
      E. Floyd Kvamme

       David A. Lane*                   Director                                           August 7, 2000
--------------------------------
       David A. Lane

      Barry D. Lemieux*                 Director                                           August 7, 2000
--------------------------------
      Barry D. Lemieux

      Moshe Nazarathy*                  Director                                           August 7, 2000
--------------------------------
      Moshe Nazarathy

     Michel L. Vaillaud*                Director                                           August 7, 2000
--------------------------------
     Michel L. Vaillaud

       Baryn S. Futa*                   Director                                           August 7, 2000
--------------------------------
       Baryn S. Futa


*By: /s/ Anthony J. Ley
--------------------------------
       Anthony J. Ley
      Attorney-in-Fact

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


                               ------------------

                                    EXHIBITS

                               ------------------
                         Post-Effective Amendment No. 1
                                       to
                       Registration Statement on Form S-8

                                  Harmonic Inc.

                                 August 8, 2000

                                INDEX TO EXHIBITS

     EXHIBIT                                                                                               SEQUENTIALLY
     NUMBER                                        DESCRIPTION                                             NUMBERED PAGE
     -------                                       -----------                                             -------------
       5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the
                   legality of securities being registered.
      23.1         Consent of Independent Accountants.
      23.2         Consent of Counsel (included in Exhibit 5. 1).
      24.1         Power of Attorney (which is incorporated herein by reference to
                   Exhibit 24.1 to the Registrant's Registration Statement No.
                   333-43160 filed with the Commission on August 7, 2000.)
